(MULTICURRENCY--CROSS BORDER)

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                             dated as of _____ 2005

                        BARCLAYS BANK PLC ("PARTY A") AND
   PERPETUAL TRUSTEES VICTORIA LIMITED (ABN 47 004 027 258) IN ITS CAPACITY AS
    TRUSTEE OF THE INTERSTAR MILLENNIUM SERIES 2005-1G TRUST ("PARTY B") AND
      INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED (ABN 56 100 346 898)
                              (THE "TRUST MANAGER")

have entered and/or anticipate entering into one or more transactions (each a
"Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those
Transactions.

Accordingly, the parties agree as follows:--

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any
Confirmation and this Master Agreement (including the Schedule), such
Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a) GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each
     Confirmation to be made by it, subject to the other provisions of this
     Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant
     Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1)
     the condition precedent that no Event of Default or Potential Event of
     Default with respect to the other party has occurred and is continuing, (2)
     the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3)
     each other applicable condition precedent specified in this Agreement.

--------------------------------------------------------------------------------
                                                                          Page 1

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local
Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:--

     (i) in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) DEDUCTION OR WITHHOLDING FOR TAX.

     (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However,
          X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section
               3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) LIABILITY. If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

--------------------------------------------------------------------------------
                                                                          Page 2

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against
          X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest
(before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.   REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) BASIC REPRESENTATIONS.

     (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

     (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support
     Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

     (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit
     Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any
     Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default
or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit
Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such
Credit Support Document.

--------------------------------------------------------------------------------
                                                                          Page 3

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material aspect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this
     Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification,

in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit
Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this
Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this
Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp
Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an
"Event of Default") with respect to such party:--

--------------------------------------------------------------------------------
                                                                          Page 4

     (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e)
     required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section
     4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) CREDIT SUPPORT DEFAULT.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such
          Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) MISREPRESENTATION. A representation (other than a representation under
     Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this
     Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support
     Provider of such party or any applicable Specified Entity of such party (1)
     defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that
     Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable
     Threshold Amount (as specified in the Schedule) which has resulted in such
     Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a

--------------------------------------------------------------------------------
                                                                          Page 5

          judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors'
          rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or
          (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7)
          (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this
          Agreement; or

          (2) the benefits of any Credit Support Document fail to extend
          (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii)
below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the
     Affected Party):--

          (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such
          Transaction or to comply with any other material provision of this
          Agreement relating to such Transaction; or

          (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such
          Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in
     Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled
     Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for

--------------------------------------------------------------------------------
                                                                          Page 6

     or on account of a Tax (except in respect of interest under Section 2(e),
     6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of
     Section 2(d)(i)(4)(A) or (B));

     (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section
     2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or
     6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit
     Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such
     Specified Entity, as the case may be, immediately prior to such action
     (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is
     specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an
Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of
Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of
Default, designate a day not earlier than the day such notice is effective as an
Early Termination Date in respect of all outstanding Transactions. If, however,
"Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an
Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

     (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
     Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected
     Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the
     Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its
     Offices or Affiliates so that such Termination Event ceases to exist.

--------------------------------------------------------------------------------
                                                                          Page 7

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a
     Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination
     Event.

     (iv) RIGHT TO TERMINATE. If:--

          (1) a transfer under Section 6(b)(ii) or an agreement under Section
          6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

          (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

     either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected
     Party, or the party which is not the Affected Party in the case of a Credit
     Event Upon Merger or an Additional Termination Event if there is only one
     Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early
     Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

     (i) If notice designating an Early Termination Date is given under Section
     6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination
     Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination
     Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

     (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) PAYMENT DATE. An amount calculated as being due in respect of any
     Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early
     Termination Date which is designated or occurs as a result of an Event of
     Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early
     Termination Date which is designated as a result of a Termination Event).
     Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the
     Termination Currency, from (and including) the relevant Early Termination
     Date to (but excluding) the date such amount is paid, at the Applicable
     Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

--------------------------------------------------------------------------------
                                                                          Page 8

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply.
The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

          (1) First Method and Market Quotation. If the First Method and Market
          Quotation apply, the Defaulting Party will pay to the Non-defaulting
          Party the excess, if a positive number, of (A) the sum of the
          Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent
          of the Unpaid Amounts owing to the Non-defaulting Party over (B) the
          Termination Currency Equivalent of the Unpaid Amounts owing to the
          Defaulting Party.

          (2) First Method and Loss. If the First Method and Loss apply, the
          Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

          (3) Second Method and Market Quotation. If the Second Method and
          Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency
          Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts
          owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

          (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the
          Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

     (ii) TERMINATION EVENTS. If the Early Termination Date results from a
     Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if
          Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the
          Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all
          Terminated Transactions.

          (2) Two Affected Parties. If there are two Affected Parties:--

               (A) if Market Quotation applies, each party will determine a
               Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the
               Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid
               Amounts owing to Y; and

               (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions)
               and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the
               Loss of the party with the lower Loss ("Y").

--------------------------------------------------------------------------------
                                                                          Page 9

          If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to
          Y.

     (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early
     Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment
(the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the
Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual
Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual
Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this
Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this
Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual
Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the
Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.
The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the
Contractual Currency.

--------------------------------------------------------------------------------
                                                                         Page 10

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this
Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this
Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and
6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each
     Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such
Multibranch Party may make and receive payments or deliveries under any
Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

--------------------------------------------------------------------------------
                                                                         Page 11

11.  EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and
Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this
Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the
Schedule) and will be deemed effective as indicated:--

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii) if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

     (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local
Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States
     District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New
     York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil
Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of
Proceedings in any one or more jurisdictions preclude the bringing of
Proceedings in any other jurisdiction.

--------------------------------------------------------------------------------
                                                                         Page 12

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's
Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets
(irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all
Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii))
on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default
Rate; and

(d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

--------------------------------------------------------------------------------
                                                                         Page 13

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section
6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such
Tax and the recipient of such payment or a person related to such recipient
(including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this
Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and
"LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated
Transactions, as the case may be, and a party, the Termination Currency
Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number)
in connection with this Agreement or that Terminated Transaction or group of
Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3)
or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its
Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference
Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent)
by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of
Terminated Transactions are to

--------------------------------------------------------------------------------
                                                                         Page 14

be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference
Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obligated to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations.
For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this
Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination
Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated
Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any
Unpaid Amounts) for each Terminated Transaction or group of Terminated
Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise)
in respect of borrowed money.

--------------------------------------------------------------------------------
                                                                         Page 15

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction
(including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified
Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a)
if resulting from a Termination Event, all Affected Transactions and (b) if
resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early
Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the
"Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early
Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional
Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination
Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section
2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early
Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section
2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to
(but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if

--------------------------------------------------------------------------------
                                                                         Page 16

each party is so obliged, it shall be the average of the Termination Currency
Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                               Perpetual Trustees Victoria Limited (ABN 47 004
                            027 258) in its capacity as trustee of the Interstar
     Barclays Bank PLC                Millennium Series 2005-1G Trust
-------------------------   ----------------------------------------------------
        (Party A)                                (Party B)

By:                          By:
    ---------------------        -----------------------------------------------
    Name:                        Name:
    Title:                       Title:
    Date:                        Date:

Interstar Securitisation Management Pty
     Limited (ABN 56 100 346 898)
---------------------------------------
           (Trust Manager)

By:
    -----------------------------------
    Name:
    Title:
    Date:

--------------------------------------------------------------------------------
                                                                         Page 17

                                    SCHEDULE

                                     TO THE

                              ISDA MASTER AGREEMENT

                        DATED AS OF _______________ 2005

                                     Between

                          BARCLAYS BANK PLC ("PARTY A")

                                       AND

   PERPETUAL TRUSTEES VICTORIA LIMITED (ABN 47 004 027 258) IN ITS CAPACITY AS
      TRUSTEE OF THE INTERSTAR MILLENNIUM SERIES 2005-1G TRUST ("PARTY B")

                                       AND

      INTERSTAR SECURITISATION MANAGEMENT PTY LIMITED (ABN 56 100 346 898)
                              (THE "TRUST MANAGER")

                                     PART 1

                             TERMINATION PROVISIONS

(a)  "SPECIFIED ENTITY" is not applicable in relation to Party A or Party B.

(b)  "SPECIFIED TRANSACTION" is not applicable.

(c)  (i)  (A)  Sections 5(a)(ii), (iii), (iv), (v), (vi), 5(b)(ii), (iii) and
               (iv) will not apply to Party B.

          (B)  Sections 5(a)(ii), (iii), (iv), (v), (vi), 5(b)(ii), (iii) and
               (iv) will not apply to Party A.

     (ii) Replace Section 5(a)(i) with:

          "(i) FAILURE TO PAY OR DELIVER. Failure by the party to make when due any payment under this Agreement or delivery under Section 2(a)(i) or
          2(e) required to be made by it if such failure is not remedied at or before 10:00am on the tenth Local Business Day after the due date, except that no Event of Default shall result from Party B's failure to pay an amount due under this Agreement where Party B has sufficient funds with its bankers (as certified by the Trust Manager on behalf of
          Party B in a written notice to Party A immediately upon the Trust
          Manager becoming aware of Party B's inability to pay such due amount)
          with which the bank accounts of the Trust are held and has given instructions to those bankers to make that payment, and that payment would have been made but for temporary technical or administrative difficulties outside the control of Party B (as certified by the Trust
          Manager on behalf of Party B in a written notice to Party A within 10
          Local Business Days after the due date or immediately thereafter).

     For the avoidance of doubt, there will be no failure to pay by Party B to
     Party A for the purposes of Section 5(a)(i) to the extent that Party B pays to Party A on each Payment Date the amounts available to Party B on that
     Payment Date for payment to Party A

--------------------------------------------------------------------------------
                                                                         Page 18

     under (in the case of the Class A Currency Swap) clauses 6.5(a)(v)(C)(1),
     6.5(a)(v)(D), 6.5(a)(xi)(B), 6.6(h)(i)(A) and 6.6(i)(i)(A) of the Series
     Notice.

     For the purposes of Section 2(a)(i), Party A shall have no obligation to make a payment under this Agreement until such time as it actually receives the corresponding payment from Party B.

(d)  Section 5(a)(vii) "BANKRUPTCY" is replaced with the following:

     "An Insolvency Event has occurred in respect of Party A or Party B.
     However, the occurrence of an Insolvency Event in respect of Party B in its personal capacity will not constitute an Event of Default provided that within thirty Business Days of that occurrence, Party B and the Trust
     Manager are able to procure the novation of this Agreement and all
     Transactions to a third party (who is notified to Party A) in respect of which the Designated Rating Agencies confirm that the novation will not cause a reduction or withdrawal of the rating of any Notes."

(e)  Section 5(b)(i) "ILLEGALITY" is amended by adding the following paragraph at the end:

     "This sub paragraph (i) does not apply to the imposition by the Australian government or any agency of the Australian government of any exchange control restrictions or prohibitions ("EXCHANGE CONTROLS"). For the avoidance of doubt:

     (A)  exchange controls do not constitute an Illegality or Event of Default or Termination Event under this Agreement, and do not entitle a party to terminate a Transaction or otherwise refuse to make any payments it is obliged to make under a Transaction; and

     (B)  to the extent permitted by law, delivery by Party B of Australian dollar amounts required to be paid by it under any relevant
          Confirmation to the bank account specified in that Confirmation will constitute proper payment of those amounts by Party B and Party A's obligations under this Agreement will be unaffected by any such exchange controls."

(f)  For the purpose of Section 5(b)(v), "ADDITIONAL TERMINATION EVENT" means each of the following:

     (i)  Party B or a Paying Agent becomes obliged to make a withholding or deduction for or on account of Tax in respect of any Notes or any payment to Party A under any Transaction or an Obligor becomes obliged to make a withholding or deduction for or on account of Tax in respect of any payout under a Purchased Loan and the Notes are redeemed as a result in accordance with clause 6.6(d) of the Series Notice (in which case Party A is the Affected Party only for the purpose of termination) (but for the purposes of Section 6(e)(ii)(1), Party B will be the sole Affected Party) and "Market Quotation" in respect of the Terminated Transactions shall be determined based on the anticipated rate of reduction of the Party A Floating Rate Payer
          Currency Amount and the Party B Floating Rate Payer Currency Amount
          had such redemption not occurred;

     (ii) Party A fails to comply with the requirements of Section 18 (in which case Party A is the Affected Party and all Transactions are Affected
          Transactions); and

     (iii) an Event of Default (as defined in the Security Trust Deed) occurs and the Security Trustee enforces the security under the Security
          Trust Deed (in which case Party B is the Affected Party (unless the
          Event of Default results from a

--------------------------------------------------------------------------------
                                                                         Page 19

          failure by Party A to fulfil its obligations under this Agreement, in which case Party A is the Affected Party)).

(g)  The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a):

     will not apply to Party A.
     will not apply to Party B.

(h)  Section 6(a) is amended by replacing "20 days" in line 3 with "10 Local
     Business Days".

(i)  Add a new Section 6(aa) after Section 6(a):

               "(aa) RESTRICTED TERMINATION RIGHTS

                    (i)  TERMINATION BY PARTY B: Party B must not designate an
                         Early Termination Date without the prior written
                         consent of the Note Trustee.

                    (ii) TRANSFER WHERE PARTY B DOES NOT GROSS-UP: If any
                         payment by Party B to Party A under this Agreement is,
                         or is likely to be, made subject to any deduction or
                         withholding on account of Tax, Party B will endeavor to
                         procure the substitution as principal obligor under
                         this Agreement in respect of each affected Transaction
                         of a Party B incorporated in another jurisdiction
                         approved by Party A and the Note Trustee and in respect
                         of which the Designated Rating Agencies confirm that
                         the substitution will not cause a reduction or
                         withdrawal of the rating of any Notes."

(j)  In Section 6(b)(ii), add the words "or to any other person" after the word
     "Affiliates" in the second last line of the first paragraph and add the words "so long as the transfer in respect of that Transaction would not lead to a downgrade or withdrawal of the then current rating of any Notes"
     after the words "ceases to exist" at the end of the first paragraph.

     In Section 6 (other than Section 6(a)), delete the words "20 days notice"
     wherever they appear and replace them with the words "20 days and not less than 2 Local Business Days notice (in the case of Party B, after consultation with the Note Trustee)".

(k)  PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this
     Agreement:

     (i)  Market Quotation will apply; and

     (ii) the Second Method will apply.

(l)  In Section 6(e), delete the sentence at the end of the first paragraph:
     "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off."

(m)  "TERMINATION CURRENCY" means United States Dollars.

(n)  (i)  Replace paragraph (a) of Section 7 with the following:

          "(a) (i) (subject to sub-paragraph (ii)) Party A may make such a transfer, without the prior consent of any Designated Rating Agency or the other parties,

--------------------------------------------------------------------------------
                                                                         Page 20

          pursuant to a consolidation, amalgamation with, or merger with or into, or transfer of all or substantially all of its assets to, or reorganisation, incorporation, reincorporation or reconstitution into or as another entity (but without prejudice to any other right or remedy under this Agreement); and

               (ii) the transfer referred to in sub-paragraph (i) may only be made where the transferee of all of Party A's interest or obligation in or under this Agreement has a short term credit rating of A-1+ from
          S&P and a long term credit rating of at least A2 and a short term credit rating of P-1 from Moody's; and"

     (ii) Add a new paragraph to Section 7, immediately below paragraph (b):

          "(c) in the event that a trustee is appointed as a successor to Party
          B under the Master Trust Deed and the Series Notice (the "SUCCESSOR
          TRUSTEE"), Party A undertakes that it shall (unless, at the time the
          Successor Trustee is so appointed, Party A is entitled to terminate the Transaction under Section 6, in which case it may) execute a novation agreement novating to the Successor Trustee the Transaction on the same terms or on other terms to be agreed between Party A,
          Party B and the Successor Trustee, and give written notice to each
          Designated Rating Agency of such novation."

                                     PART 2

                               TAX REPRESENTATIONS

(a)  PAYER TAX REPRESENTATIONS

     For the purpose of Section 3(e), each of Party A and Party B makes the following representation:

     It is not required by any current applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant
     Jurisdiction to make any deduction or withholding for or on account of any
     Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or
     6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i)  the satisfaction of the agreement contained in Section 4(a)(i) or
          4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii); and

     (ii) the satisfaction of the agreement of the other party contained in
          Section 4(d),

     provided that it shall not be a breach of this representation where reliance is placed on paragraph (i) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)  PAYEE TAX REPRESENTATIONS

     (i) For the purpose of Section 3(f), Party B makes the following representations:

     (A) It is an Australian resident and does not derive the payments under this Agreement in part or in whole in carrying on business in a country outside Australia at or through a permanent establishment of itself in that country and;

--------------------------------------------------------------------------------
                                                                         Page 21

     (B) It is a non-United States branch of a foreign person for United States
     Federal income tax purposes.

     (ii) For the purpose of Section 3(f), Party A makes the following representations:

     (A) With respect to payments made to Party A which are not effectively connected to the United States:

     It is a non United States branch of a foreign person for United States
     Federal income tax purposes; and

     (B) With respect to payments made to Party A which are effectively connected to the United States:

     Each payment received or to be received by it in connection with this
     Agreement will be effectively connected with its conduct of a trade or business in the United States.

                                     PART 3

                            DOCUMENTS TO BE DELIVERED

For the purposes of Section 4(a)(i) and (ii) each party agrees to deliver the following documents as applicable:

(a)  Tax forms, documents or certificates to be delivered are:

------------------------------------------------------------------------------------------------
PARTY REQUIRED TO DELIVER   DOCUMENT                               DATE BY WHICH TO BE DELIVERED
------------------------------------------------------------------------------------------------

Party A and                 Any document or certificate            (i)  On the execution of this
Party B.                    reasonably required or reasonably           Agreement; and
                            requested by a party in connection
                            with its obligations to make a         (ii) subsequently, upon
                            payment under this Agreement which          demand.
                            would enable that party to make the
                            payment free from any deduction or
                            withholding for or on account of Tax
                            or as would reduce the rate at which
                            deduction or withholding for or on
                            account of Tax is applied to that
                            payment.
------------------------------------------------------------------------------------------------

(b)  Other documents to be delivered are:

-------------------------------------------------------------------------------------------------------------
PARTY REQUIRED             DOCUMENT                               DATE BY WHICH TO BE         COVERED BY
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                         Page 22

-------------------------------------------------------------------------------------------------------------
                                                                                              SECTION 3(D)
TO DELIVER                                                        DELIVERED                   REPRESENTATIONS
-------------------------------------------------------------------------------------------------------------

Party A, Party B and the   A copy of the power of attorney        On execution and delivery         Yes.
Trust Manager.             authorising execution by the           of this Agreement.
                           attorney of this Agreement.
-------------------------------------------------------------------------------------------------------------
Party A, Party B and the   A list of authorised signatories for   On execution of any               Yes.
Trust Manager.             the party and evidence satisfactory    relevant Confirmation.
                           in form and substance to the other
                           parties of the authority of the
                           authorised signatories of the party
                           to execute each Confirmation on
                           behalf of that party.
-------------------------------------------------------------------------------------------------------------
Trust Manager.             A copy of the Master Trust Deed, the   On execution and delivery         No.
                           Series Notice, the Security Trust      of this Agreement or in
                           Deed, the Note Trust Deed, the         the case of a document
                           Notice of Creation of Trust and the    not executed as at the
                           Agency Agreement.                      date of this Agreement,
                                                                  upon execution of that
                                                                  document.
-------------------------------------------------------------------------------------------------------------
Trust Manager.             A copy of an Australian legal          On or before the Note             No.
                           opinion addressed to, among others,    Issue Date.
                           Party A in form and substance
                           satisfactory to Party A.
-------------------------------------------------------------------------------------------------------------
Trust Manager.             A copy of an Australian tax opinion    On or before the Note             No.
                           addressed to, among others, Party A    Issue Date.
                           in form and substance satisfactory
                           to Party A.
-------------------------------------------------------------------------------------------------------------
Trust Manager.             A copy of any notice provided by the   At such time as the               Yes.
                           Trust Manager to the Class A           relevant notice is
                           Noteholders.                           provided by the Trust
                                                                  Manager to the Class A
                                                                  Noteholders.
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                         Page 23

                                     PART 4

                                  MISCELLANEOUS

(a)  ADDRESS FOR NOTICES: For the purpose of Section 12(a) of this Agreement:

     ADDRESS FOR NOTICES TO PARTY A:

     For notices regarding operation, payment and confirmation matters only, notices should be sent to the branch set out in the relevant Confirmation
     (as may be amended from time to time) with a copy, in the case of notices or communications relating to Sections 5, 6, 7, 11 or 13, to:

     Address: 5 The North Colonnade, Canary Wharf, London E14

     Attention: Derivatives Director, Legal Division (marked urgent)

     Facsimile: (+44) 207 773 4932

     Telephone: (+44) 207 773 2224

     ADDRESS FOR NOTICES TO PARTY B:

     Level 7, 9 Castlereagh Street, Sydney, New South Wales, 2000

     Attention: Manager, Securitisation

     Facsimile: 612 8256 1422

     Telex: N/A

     ADDRESS FOR NOTICES TO THE TRUST MANAGER:

     Level 10, 101 Collins Street, Melbourne, Victoria, 3000, Australia

     Attention: Chief Financial Officer

     Facsimile: 613 9614 6226

     Telex: N/A

(b)  PROCESS AGENT: For the purposes of Section 13(c) of this Agreement:

     Party A appoints as its Process Agent: Not applicable.

     Party B appoints as its Process Agent:

     Mallesons Stephen Jaques London
     6th Floor
     Alder Castle
     10 Noble Street

     London EC2V 7JX

     OFFICES: The provisions of Section 10(a) will not apply to this Agreement.

(c)  MULTIBRANCH PARTY: For the purposes of Section 10(c) of this Agreement:

     Party A is a Multibranch Party and may act through its Offices in London,
     New York, Tokyo, Hong Kong, Singapore and Sydney.

     Party B is not a Multibranch Party.

--------------------------------------------------------------------------------
                                                                         Page 24

(d)  CALCULATION AGENT: The Calculation Agent is Party A unless:

     (i)  otherwise specified in a Confirmation in relation to the relevant
          Transaction; or

     (ii) an Event of Default (where Party A is the Defaulting Party) has occurred, in which case the Calculation Agent will be the Trust
          Manager.

     All calculations made by the Calculation Agent must be made in good faith and through the exercise of the Calculation Agent's commercially reasonable judgment. If any party objects in good faith to any calculation made by the
     Calculation Agent, the parties must negotiate in good faith to agree on an independent lead dealer to make such calculation, and if they cannot so agree within three Business Days, they will each promptly choose an independent leading dealer and instruct such dealers to agree on another independent leading dealer to make such calculation. The calculation of any such dealer so appointed will be binding on the parties in the absence of manifest error and the costs of such appointment will be shared equally between Party A and Party B.

(e)  CREDIT SUPPORT DOCUMENT: Details of any Credit Support Document:

     (i)  In relation to Party A: Nil.

     (ii) In relation to Party B: Nil.

(f)  CREDIT SUPPORT PROVIDER:

     (i)  In relation to Party A: Nil.

     (ii) In relation to Party B: Nil.

(g)  GOVERNING LAW: This Agreement will be governed by and construed in accordance with the laws of England and Wales.

(h)  NETTING OF PAYMENTS: Sub-paragraph (ii) of Section 2(c) will apply.

(i)  "AFFILIATE" will have the meaning specified in Section 14. For the purposes of Section 3(c), Party B is deemed not to have any Affiliates.

                                     PART 5
                                OTHER PROVISIONS

(a)  In Section 2(a)(i) add the following sentence:

     Each payment will be by way of exchange for the corresponding payment or payments payable by the other party and, in the case of any payment payable by Party A to Party B, will be discharged by Party A depositing that payment by 10.00am (New York time) on the due date into the US$ Account."

(b)  In Section 2(a)(ii), after "freely transferable funds" add "free of any set-off, counterclaim, deduction or withholding (except as expressly provided in this Agreement)".

(c)  Add the following new sentence to Section 2(b):

          "Each new account so designed must be in the same tax jurisdiction as the original account."

--------------------------------------------------------------------------------
                                                                         Page 25

(d)  Delete the word "if" at the beginning of Section 2(d)(i)(4) and insert the following words instead:

          "if and only if X is Party A and".

(e)  In Section 2(d)(ii) insert the words "(if and only if Y is Party A)" after the word "then" at the beginning of the last paragraph. Party B will have no obligation to pay any amount to Party A under Section 2(d)(ii), and may make any payment under or in connection with this Agreement net of any deduction or withholding referred to in Section 2(d)(i).

(f)  ADDITIONAL REPRESENTATIONS: In Section 3 add the following immediately after paragraph (f):

          "(g) NON ASSIGNMENT. It has not assigned (whether absolutely, in equity or otherwise) or declared any trust over any of its rights under this Agreement or any Transaction (other than, in respect of
          Party B, the trust created pursuant to the Master Trust Deed and the
          Series Notice) and has not given any charge over its rights under this
          Agreement or any Transaction in the case of Party A, or any charge over the assets of the Trust (other than under the Security Trust
          Deed), in the case of Party B."

(g)  In Section 4 add a new paragraph as follows:

          "(f) CONTRACTING AS PRINCIPAL. Party A will enter into all
          Transactions as principal and not otherwise and Party B will enter into all Transactions in its capacity as trustee of the Trust and not otherwise. Any reference to Party B in this Agreement is in its capacity as trustee of the Trust."

(h)  CONFIRMATIONS. With respect to each Transaction entered into pursuant to this Agreement and for the purposes of Section 9(e)(ii), Party A will, on or promptly after the relevant Trade Date, send Party B (with a copy to the
     Trust Manager) a Confirmation confirming that Transaction and both Party B and the Trust Manager must promptly then confirm the accuracy of or request the correction of such Confirmation. Notwithstanding the provisions of
     Section 9(e)(ii), where a Transaction is confirmed by means of facsimile or an electronic messaging system, such message will constitute a Confirmation even where not so specified in that Confirmation.

(i)  Section 12 is amended as follows:

     (i)  In Section 12(a), delete the words "(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system)" in lines 2 and 3.

     (ii) Section 12(a)(iii) is replaced with:

          "(iii) if sent by facsimile transmission, on the date a transmission report is produced by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient notified for the purpose of this
          Section, unless the recipient notifies the sender within one Local
          Business Day of the facsimile being sent that the facsimile was not received in its entirety and in legible form."

     (iii) In Section 12(a)(v), replace the words "electronic message is received" with "the facsimile transmission confirming the electronic message is sent and deemed effective in accordance with sub-paragraph
          (iii)".

--------------------------------------------------------------------------------
                                                                         Page 26

(j)  Section 14 of the Agreement is modified as follows:

     (i)  New definitions are inserted as follows:

          "ACCEPTABLE ARRANGEMENT" means an arrangement which each relevant
          Designated Rating Agency has confirmed in writing will result in the avoidance or reversal of any Note Downgrade.

          "APPROVED BANK" means a Bank which has a short term credit rating of
          A-1+ from S&P and P-1 from Moody's.

          "DOWNGRADE" means the withdrawal or downgrade of Party A's credit rating by a Designated Rating Agency resulting in Party A not having the Required Rating.

          "MASTER TRUST DEED" means that the Master Trust Deed dated 2 December
          1999 between Perpetual Trustees Victoria Limited and Interstar
          Securities (Australia) Pty Limited.

          "MAJOR DOWNGRADE" means a Downgrade resulting in Party A having:

          (a)  a short term credit rating of less than A-1 by S & P; or

          (b)  a long term credit rating of less than A3 by Moody's.

          "MINOR DOWNGRADE" means any Downgrade which is not a Major Downgrade.

          "MORTGAGED PROPERTY" has the meaning given in the Security Trust Deed.

          "NOTE DOWNGRADE" means any actual or proposed withdrawal or downgrade of the rating assigned to any Class of Notes by a Designated Rating
          Agency which results or would result in any rating assigned to that
          Class of Notes being less than that specified in clause 4.2(f) of the
          Series Notice.

          "REPLACEMENT CURRENCY SWAP PROVIDER" means, at any time, a person that has agreed to replace Party A at that time and has a credit rating not less than the Required Rating.

          "REQUIRED RATING" means a credit rating of not less than:

          (a)  A-1+ (short term) by S & P;

          (b)  A2 (long term) by Moody's; and

          (c)  P-1 (short term) by Moody's.

          "SERIES NOTICE" means the Series Notice dated on or about the date of this Agreement in relation to the Trust.

          "SWAP COLLATERAL ACCOUNT" means a US$ account in the name of Party B with an Approved Bank.

          "TRUST" means the Interstar Millennium Series 2005-1G Trust.

--------------------------------------------------------------------------------
                                                                         Page 27

          (ii) The definition of Tax is replaced with:

               "TAX" has the meaning given in the Master Trust Deed.

          (iii) Insert the following additional paragraph at the end of Section
               14:

               "Words and expressions which are defined or incorporated by reference in the Series Notice have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement."

(k)  MASTER TRUST DEED, SERIES NOTICE AND SECURITY TRUST DEED: The parties acknowledge and agree and for the purposes of the Master Trust Deed, the
     Series Notice and the Security Trust Deed:

     (a)  all Transactions under this Agreement are "Hedge Agreements"; and

     (b)  Party A is a "Support Facility Provider".

(l)  ISDA DEFINITIONS: This Agreement, each Confirmation and each Transaction are subject to the 2000 ISDA Definitions (as published by the International
     Swap & Derivatives Association, Inc.) as amended from time to time (the
     "ISDA DEFINITIONS"), and will be governed in all respects by any provisions set forth in the ISDA Definitions. The ISDA Definitions are incorporated by reference in, and shall be deemed to be part of, this Agreement and each
     Confirmation.

(m)  INCONSISTENCY: In the event of any inconsistency between any two or more of the following documents, they shall take precedence over each other in the following descending order:

     (i)  any Confirmation;

     (ii) the Schedule to the Master Agreement;

     (iii) the other provisions of the Master Agreement; and

     (iv) the ISDA Definitions.

(n)  Any reference to a:

     (i)  "Swap Transaction" in the ISDA Definitions is deemed to be a reference to a "Transaction" for the purpose of interpreting this Agreement or any Confirmation; and

     (ii) "Transaction" in this Agreement or any Confirmation is deemed to be a reference to a "Swap Transaction" for the purposes of interpreting the
          ISDA Definitions.

(o)  Insert new Sections 15, 16 and 17 as follows:

     "15. LIMITATION OF PARTY B'S LIABILITY

     (a)  Party B enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability incurred by Party B acting in its capacity as trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against Party B only to the extent to which it can be satisfied out of the assets of the Trust out of which Party B is actually indemnified for the liability. This limitation of the Party B's liability applies despite any other provision of this Agreement and extends to all liabilities and

--------------------------------------------------------------------------------
                                                                         Page 28

          obligations of Party B in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this
          Agreement.

     (b)  The parties other than Party B may not sue Party B in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except in relation to the assets of the Trust), liquidator, administrator or similar person to Party B or prove in any liquidation, administration or arrangements of or affecting Party B
          (except in relation to the assets of the Trust).

     (c)  The provisions of this Section 15 do not apply to any obligation or liability of Party B to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of Party B's indemnification out of the assets of the Trust as a result of the Party B's fraud, negligence or wilful default.

     (d)  It is acknowledged that the Relevant Parties are responsible under the
          Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of Party B (including any related failure to satisfy its obligations or breach of representation or warranty under the Transaction Documents) will be considered fraud, negligence or wilful default of Party B for the purpose of paragraph
          (c) of this Section 15 to the extent to which the act or omission was caused or contributed to by any failure by the Relevant Parties (other than a person whose acts or omissions Party B is liable for in accordance with the Transaction Documents) to fulfil its obligations relating to the Trust or by any other act or omission of the Relevant
          Parties (other than a person whose acts or omissions Party B is liable for in accordance with the Transaction Documents) regardless of whether or not that act or omission is purported to be done on behalf of Party B.

     (e)  No attorney, agent, receiver or receiver and manager appointed in accordance with a Transaction Document has authority to act on behalf of Party B in a way which exposes Party B to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of Party B for the purpose of paragraph
          (c) of this Section 15, provided (in the case of any person selected and appointed by Party B) that Party B has exercised reasonable care in the selection of such persons.

     (f)  In this Section 15, "Relevant Party" means each of the Trust Manager, the Servicer, the Calculation Agent, each Paying Agent, the Note
          Registrar, the Approved Seller, the Note Trustee and any Support
          Facility Provider (as those terms are defined in the Master Trust Deed and the Series Notice).

     16.  REPLACEMENT CURRENCY SWAP

     (a)  If this Agreement is terminated, Party B must, at the direction of the
          Trust Manager, enter into one or more Currency Swaps which replace the
          Transactions under this Agreement (in a form reasonably satisfactory to Party B)(collectively a "REPLACEMENT CURRENCY SWAP") but only on the following conditions:

--------------------------------------------------------------------------------
                                                                         Page 29

          (i)  the Settlement Amount payable (if any) by Party B to Party A upon termination of this Agreement will be paid in full when due in accordance with the Series Notice and this Agreement;

          (ii) the Designated Ratings Agencies confirm that the Replacement
               Currency Swap will not cause a Note Downgrade; and

          (iii) the liability of Party B under the Replacement Currency Swap is limited to at least the same extent that its liability is limited under this Agreement.

     (b)  If the conditions in Section 16(a) are satisfied, Party B must, at the direction of the Trust Manager, enter into the Replacement Currency
          Swap and if it does so it must direct the Replacement Currency Swap provider to pay any upfront premium to enter into the Replacement
          Currency Swap due to Party B directly to Party A in satisfaction of and to the extent of Party B's obligation to pay the Settlement Amount to Party A as referred to in Section 16(a) and to the extent that such premium is not greater than or equal to the Settlement Amount, the balance must be satisfied by Party B as an Expense of the Trust.

     (c)  If the conditions in Section 16(a) are satisfied and Party B has entered into the Replacement Currency Swap, Party B must direct Party
          A to pay any Settlement Amount payable by Party A to Party B on termination of this Agreement directly to the Replacement Currency
          Swap provider as payment and to the extent of any premium payable by
          Party B to enter into the Replacement Currency Swap, in satisfaction of and to the extent of Party A's obligation to pay that part of the
          Settlement Amount to Party B.

     17.  NOVATION

     Party A may at any time novate its obligations under this Agreement to any of its Affiliates (the "NEW COUNTERPARTY") provided that:

     (a)  the New Counterparty provides a legal opinion to Party B that this
          Agreement, as novated, is valid, binding and enforceable against it
          (subject to equitable doctrines and creditors' rights generally); and

     (b)  the New Counterparty has the Required Rating.

     Party B and the Trust Manager will execute all such documents (each in a form reasonably satisfactory to Party B) as are reasonably necessary to give effect to that novation."

(p)  TELEPHONE RECORDING: Each party consents to the recording of the telephone conversations of trading and marketing personnel in connection with this
     Agreement or any potential Transaction and consents to such recording being used as evidence in court proceedings.

(q)  RELATIONSHIP BETWEEN PARTIES: Each party will be deemed to represent to each other party on the date on which it enters into a Transaction that:

     (i)  NON-RELIANCE. It is acting for its own account (or, in the case of
          Party B, as trustee of the Trust), and it has made its own independent decisions to enter into that Transaction and as to whether that
          Transaction is appropriate or proper for it based upon its own judgment (in the case of Party B, also on the judgment of the Trust
          Manager) and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other

--------------------------------------------------------------------------------
                                                                         Page 30

          party as investment advice or as a recommendation to enter into that
          Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that
          Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

     (ii) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

     (iii) NON-FIDUCIARY. No other party is acting as a fiduciary for it or as an advisor to it for the Transaction.

(r)  Insert new Section 18 as follows:

18.  RATING DOWNGRADE

     (a)  If, at any time, a Downgrade occurs and the downgrade constitutes a
          Minor Downgrade, Party A shall, within 30 days (or such greater period as agreed by the relevant Designated Rating Agency), comply with
          Section 18(c).

     (b)  If, at any time, a Downgrade occurs and the downgrade constitutes a
          Major Downgrade, Party A shall within 5 Business Days (or such greater period as agreed by the relevant Designated Rating Agency) comply with
          Section 18(c).

     (c)  Where Party A is required to comply with this Section 18(c) it must, at its cost either:

          (i)  transfer Eligible Credit Support to Party B in accordance with the Credit Support Annex attached to this Agreement (including by the deposit of US$ to the credit of a Swap Collateral Account);

          (ii) procure a novation of its rights and obligations under each
               Transaction to a Replacement Currency Swap Provider;

          (iii) procure another person to become co-obligor in respect of the obligations of Party A under each Transaction. Such co-obligor may be either:

               (A)  a person with the Required Rating domiciled in the same legal jurisdiction as Party A or Party B; or

               (B)  a person otherwise acceptable to each Designated Rating
                    Agency; or

          (iv) enter, or procure entry, into an Acceptable Arrangement.

--------------------------------------------------------------------------------
                                                                         Page 31

     (d)  If, at any time, Party A's obligations under a Transaction are novated in accordance with Section 18(c)(ii), a co-obligor is procured in accordance with Section 18(c)(iii) or any Acceptable Arrangement is entered into in accordance with Section 18(c)(iv) which results in
          Party A being replaced as Currency Swap Provider (the "REPLACED
          CURRENCY SWAP PROVIDER"), the Replaced Currency Swap Provider shall be immediately entitled to any Eligible Credit Support which has been transferred to Party B.

     (e)  Where Party B has not established a Swap Collateral Account and Party
          A is required to deposit monies into a Swap Collateral Account, the
          Trust Manager must direct Party B to, and Party B must, establish, as soon as practicable, and maintain, in the name of Party B a US$
          account with an Approved Bank, which account shall be, for the purposes of this Section 18, the "SWAP COLLATERAL ACCOUNT".

     (f)  Party B may only dispose of any Eligible Credit Support acquired or transferred to it under Section 18(c)(i) or make withdrawals from the
          Swap Collateral Account in accordance with the terms of the Credit
          Support Annex attached to this Agreement or otherwise if directed to do so by the Trust Manager and in such latter case only for the purpose of:

          (i)  novating the Replaced Currency Swap Provider's obligations under each Transaction in accordance with Section 18(c)(ii), enabling a co-obligor to be procured in accordance with Section 18(c)(iii)
               or entering into any other Acceptable Arrangement in accordance with 18(c)(iv);

          (ii) withdrawing any amount which has been incorrectly deposited into the Swap Collateral Account;

          (iii) paying any bank accounts debit tax or other equivalent Taxes payable in respect of the Swap Collateral Account; or

          (iv) funding the amount of any payment due to be made by Party A under this Agreement following the failure by Party A to make that payment.

     (g)  Party B, at the direction of the Trust Manager, may only invest any amounts standing to the credit of a Swap Collateral Account in
          Eligible Credit Support that matures on or prior to the next Payment
          Date.

     (h)  The Credit Support Amount must be denominated in US$ or in such other currency as approved by each Designated Rating Agency.

This Agreement may be executed in counterparts, each of which will be deemed an original.

EXECUTED in London and Sydney.

Each attorney executing this Agreement states that he or she has no notice of revocation or suspension of his or her power of attorney.

--------------------------------------------------------------------------------
                                                                         Page 32

PARTY A

SIGNED on behalf of                     )
BARCLAYS BANK PLC                       )
by its attorneys under power of             ------------------------------------
attorney                                )   Signature
in the presence of:                     )

                                            ------------------------------------
                                            Print name

--------------------------------------
Witness

                                            ------------------------------------
                                            Signature

--------------------------------------
Print name

                                            ------------------------------------
                                            Print name

PARTY B

SIGNED on behalf of                     )
PERPETUAL TRUSTEES VICTORIA LIMITED     )
by its attorney under power of
attorney                                )
in the presence of:                     )

--------------------------------------      ------------------------------------
Witness                                     Signature

--------------------------------------      ------------------------------------
Print name                                  Print name

TRUST MANAGER

SIGNED on behalf of                     )
INTERSTAR SECURITISATION MANAGEMENT PTY )
LIMITED
by its attorney under power of attorney )
in the presence of:                     )

---------------------------------------     ------------------------------------
Witness                                     Signature

---------------------------------------     ------------------------------------
Print name                                  Print name

--------------------------------------------------------------------------------
                                                                         Page 33

                                     ISDA(R)

              INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.

                              CREDIT SUPPORT ANNEX

                             to the Schedule to the
                              ISDA MASTER AGREEMENT

                      dated as of ___________________ 2005

                                     between

    Barclays Bank PLC   and   Perpetual Trustees Victoria Limited in its
       ("PARTY A")            capacity as trustee of the Interstar Millennium
                              Series 2005-1G Trust
                              ("PARTY B")

                                       and

      Interstar Securitisation Management Pty Limited (ABN 56 100 346 898)
                              (the "TRUST MANAGER")

This Annex supplements, forms part of, and is subject to, the ISDA Master
Agreement referred to above and is part of its Schedule. For the purposes of this Agreement, including, without limitation, Sections 1(c), 2(a), 5 and 6, the credit support arrangements set out in this Annex constitute a Transaction (for which this Annex constitutes the Confirmation).

PARAGRAPH 1. INTERPRETATION

Capitalised terms not otherwise defined in this Annex or elsewhere in this
Agreement have the meanings specified pursuant to Paragraph 10, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this
Schedule, this Annex will prevail, and in the event of any inconsistency between
Paragraph 11 and the other provisions of this Annex, Paragraph 11 will prevail.
For the avoidance of doubt, references to "transfer" in this Annex mean, in relation to cash, payment, and in relation to the assets, delivery.

PARAGRAPH 2. CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 3 and 4, upon a demand made by the
Transferee on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Transferor's Minimum Transfer Amount, then the Transferor will transfer to the Transferee Eligible Credit Support having a Value as of the date of transfer at least equal to the applicable
Delivery Amount (rounded pursuant to Paragraph 11(b)(iii)(D)). Unless otherwise specified in Paragraph 11(b), the "Delivery Amount" applicable to the Transferor for any Valuation Date will equal the amount by which:

     (i)  the Credit Support Amount

--------------------------------------------------------------------------------
                                                                         Page 34

     exceeds

     (ii) the Value as of that Valuation Date of the Transferor's Credit Support
     Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such
     Valuation Date).

(b) RETURN AMOUNT. Subject to Paragraphs 3 and 4, upon a demand made by the
Transferor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Transferee's Minimum Transfer Amount, then the Transferee will transfer to the Transferor Equivalent Credit Support specified by the Transferor in that demand having a Value as of the date of transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 11(b)(iii)(D)) and the Credit Support Balance will, upon such transfer, be reduced accordingly. Unless otherwise specified in Paragraph
11(b), the "Return Amount" applicable to the Transferee for any Valuation Date will equal the amount by which:

     (i) the Value as of that Valuation Date of the Transferor's Credit Support
     Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such
     Valuation Date).

     exceeds

     (ii) the Credit Support Amount.

PARAGRAPH 3. TRANSFERS, CALCULATIONS AND EXCHANGES

(a) TRANSFERS. All transfers under this Annex of any Eligible Credit Support,
Equivalent Credit Support, Interest Amount or Equivalent Distributions shall be made in accordance with the instructions of the Transferee or Transferor, as applicable, and shall be made:

     (i) in the case of cash, by transfer into one or more bank accounts specified by the recipient;

     (ii) in the case of certificated securities which cannot or which the parties have agreed will not be delivered by book-entry, by delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, transfer tax stamps and any other documents necessary to constitute a legally valid transfer of the transferring party's legal and beneficial title to the recipient; and

     (iii) in the case of securities which the parties have agreed will be delivered by book-entry, by the giving of written instructions (including, for the avoidance of doubt, instructions given by telex, facsimile transmission or electronic messaging system) to the relevant depository institution or other entity specified by the recipient, together with a written copy of the instructions to the recipient, sufficient, if complied with, to result in a legally effective transfer of the transferring party's legal and beneficial title to the recipient.

Subject to Paragraph 4 and unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is received by the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the date such demand is received; if a demand is received after the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the day after the date such demand is received.

(b) CALCULATIONS. All calculations of Value and Exposure for purposes of
Paragraphs 2 and 4(a) will be made by the relevant Valuation Agent as of the relevant Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable
Valuation Date (or, in the case of Paragraph 4(a), following the date of calculation).

--------------------------------------------------------------------------------
                                                                         Page 35

(c)  EXCHANGES.

     (i) Unless otherwise specified in Paragraph 11, the Transferor may on any
     Local Business Day by notice inform the Transferee that it wishes to transfer to the Transferee Eligible Credit Support specified in that notice
     (the "New Credit Support") in exchange for certain Eligible Credit Support
     (the "Original Credit Support") specified in that notice comprised in the
     Transferor's Credit Support Balance.

     (ii) If the Transferee notifies the Transferor that it has consented to the proposed exchange, (A) the Transferor will be obliged to transfer the New
     Credit Support to the Transferee on the first Settlement Day following the date on which it receives notice (which may be oral telephonic notice) from the Transferee of its consent and (B) the Transferee will be obliged to transfer to the Transferor Equivalent Credit Support in respect of the
     Original Credit Support not later than the Settlement Day following the date on which the Transferee receives the New Credit Support, unless otherwise specified in Paragraph 11(d) (the "Exchange Date"); provided that the Transferee will only be obliged to transfer Equivalent Credit Support with a Value as of the date of transfer as close as practicable to, but in any event not more than, the Value of the New Credit Support as of that date.

PARAGRAPH 4. DISPUTE RESOLUTION

(a) DISPUTED CALCULATIONS OR VALUATIONS. If a party (a "Disputing Party")
reasonably disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, then:

     (1) the Disputing Party will notify the other party and the Valuation Agent
     (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following, in the case of (I) above, the date that the demand is received under Paragraph 2 or, in the case of (II)
     above, the date of transfer;

     (2) in the case of (I) above, the appropriate party will transfer the undisputed amount to the other party not later than the close of business on the Settlement Day following the date that the demand is received under
     Paragraph 2;

     (3) the parties will consult with each other in an attempt to resolve the dispute; and

     (4) if they fail to resolve the dispute by the Resolution Time. then:

          (i) in the case of a dispute involving a Delivery Amount or Return
          Amount, unless otherwise specified in Paragraph 11(c), the Valuation
          Agent will recalculate the Exposure and the Value as of the
          Recalculation Date by:

               (A) utilising any calculations of that part of the Exposure attributable to the Transactions that the parties have agreed are not in dispute;

               (B) calculating that part of the Exposure attributable to the
               Transactions in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of
               calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation
               Agent's original calculations will be used for the Transaction;
               and

               (C) utilising the procedures specified in Paragraph 11(e)(ii) for calculating the Value, if disputed, of the outstanding Credit
               Support Balance;

--------------------------------------------------------------------------------
                                                                         Page 36

          (ii) in the case of a dispute involving the Value of any transfer of
          Eligible Credit Support or Equivalent Credit Support, the Valuation
          Agent will recalculate the Value as of the date of transfer pursuant to Paragraph 11(e)(ii).

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) as soon as possible but in any event not later than the Notification Time on the
Local Business Day following the Resolution Time. The appropriate party will, upon demand following such notice given the Valuation Agent or resolution pursuant to (3) above and subject to Paragraph 3(a), make the appropriate transfer.

(b) NO EVENT OF DEFAULT. The failure by a party to make a transfer of any amount which is the subject of a dispute to which Paragraph 4(a) applies will not constitute an Event of Default for as long as the procedures set out in this
Paragraph 4 are being carried out. For the avoidance of doubt, upon completion of those procedures, Section 5(a)(i) of this Agreement will apply to any failure by a party to make a transfer required under the final sentence of Paragraph
4(a) on the relevant due date.

PARAGRAPH 5. TRANSFER OF TITLE, NO SECURITY INTEREST, DISTRIBUTIONS AND INTEREST
AMOUNT

(a) TRANSFER OF TITLE. Each party agrees that all right, title and interest in and to any Eligible Credit Support, Equivalent Credit Support, Equivalent
Distributions or Interest Amount which it transfers to the other party under the terms of this Annex shall vest in the recipient free and clear of any liens, claims, charges or encumbrances or any other interest of the transferring party or of any third person (other than a lien routinely imposed on all securities in a relevant clearance system).

(b) NO SECURITY INTEREST. Nothing in this Annex is intended to create or does create in favour of either party any mortgage, charge, lien, pledge, encumbrance or other security interest in any cash or other property transferred by one party to the other party under the terms of this Annex.

(c) DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) DISTRIBUTIONS. The Transferee will transfer to the Transferor not later than the Settlement Day following each Distributions Date cash, securities or other property of the same type, nominal value, description and amount as the relevant Distributions ("Equivalent Distributions") to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

     (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 11(f)(iii), the Transferee will transfer to the Transferor at the times specified in
     Paragraph 11(f)(ii) the relevant Interest Amount to the extent that a
     Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

PARAGRAPH 6. DEFAULT

If any Early Termination Date is designated or deemed to occur as a result of an
Event of Default in relation to a party, an amount equal to the Value of the
Credit Support Balance, determined as though the Early Termination Date were a
Valuation Date, will be deemed to be an Unpaid Amount due to the Transferor
(which may or may not be the Defaulting Party) for purposes of Section 6(e). For the avoidance of doubt, if Market Quotation is the applicable payment measure for purposes of Section 6(e), then the Market Quotation determined under Section
6(e) in relation to the Transaction constituted by this Annex will be deemed to be zero, and if Loss is the applicable payment measure for purposes of Section
6(e), then the Loss determined under Section 6(e) in relation to the Transaction will be limited to the Unpaid Amount representing the Value of the Credit
Support Balance.

PARAGRAPH 7. REPRESENTATION

--------------------------------------------------------------------------------
                                                                         Page 37

Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it transfers Eligible Credit Support,
Equivalent Credit Support or Equivalent Distributions) that is the sole owner of or otherwise has the right to transfer all Eligible Credit Support, Equivalent
Credit Support or Equivalent Distributions it transfers to the other party under this Annex, free and clear of any security interest, lien encumbrance or other restriction (other than lien routinely imposed on all securities in a relevant clearance system).

PARAGRAPH 8. EXPENSES

Each party will pay its own costs and expenses (including any stamp, transfer, or similar transaction tax or duty payable on any transfer it is required to make under this Annex) in connection with performing its obligations under this
Annex, and neither party will be liable for any such costs and expenses incurred by the other party.

PARAGRAPH 9. MISCELLANEOUS

(a) DEFAULT INTEREST. Other than in the case of an amount which is the subject of dispute under Paragraph 4(a), if a Transferee fails to make, when due, any transfer of Equivalent Credit Support, Equivalent Distributions or the Interest
Amount, it will be obliged to pay the Transferor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value on the relevant Valuation Date of the items of property that were required to be transferred, from (and including) the date that the Equivalent
Credit Support, Equivalent Distributions or Interest Amount were required to be transferred to (but excluding) the date of transfer of the Equivalent Credit
Support, Equivalent Distributions or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all
obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(c) DEMANDS AND NOTICES. All demands and notices given by a party under this
Annex will be given as specified in Section 12 of this Agreement.

(d) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 11 also may be specified in one or more
Confirmations or other documents and this Annex will be construed accordingly.

PARAGRAPH 10. DEFINITIONS

As used in this Annex:

"Base Currency" means the currency specified as such in Paragraph 11(a)(i).

"Base Currency Equivalent" means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency and, in the case of an amount denominated in a currency other than the Base
Currency (the "Other Currency"), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate determined by the Valuation Agent for value on such Valuation Date.

"Credit Support Amount" means, with respect to a Transferor on a Valuation Date,
(i) the Transferee's Exposure plus (ii) all Independent Amounts applicable to the Transferor, if any, minus (iii) all Independent Amounts applicable to the
Transferee, if any, minus (iv) the Transferor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

"Credit Support Balance" means, with respect to a Transferor on a Valuation
Date, the aggregate of all Eligible Credit Support that has been transferred to or received by the Transferee under this Annex, together

--------------------------------------------------------------------------------
                                                                         Page 38

with any Distributions and all proceeds of any such Eligible Credit Support or
Distributions, as reduced pursuant to Paragraph 2(b), 3(c)(ii) or 6. Any
Equivalent Distributions or Interest Amount (or portion of either) not transferred pursuant to Paragraph 5(c)(i) or (ii) will form part of the Credit
Support Balance.

"Delivery Amount" has the meaning specified in Paragraph 2(a).

"Disputing Party" has the meaning specified in Paragraph 4.

"Distributions" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such
Eligible Credit Support would be entitled from time to time.

"Distribution Date" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support is entitled to receive Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

"Eligible Credit Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 11(b)(ii) including, in relation to any securities, if applicable, the proceeds of any redemption in whole or in party of such securities by the relevant issuer.

"Eligible Currency" means each currency specified as such in Paragraph
11(a)(ii), if such currency is freely available.

"Equivalent Credit Support" means, in relation to any Eligible Credit Support comprised in the Credit Support Balance, Eligible Credit Support of the same type, nominal value, description and amount as that Eligible Credit Support.

"Equivalent Distributions" has the meaning specified in Paragraph 5(c)(i).

"Exchange Date" has the meaning specified in Paragraph 11(d).

"Exposure" means, with respect to a party on a Valuation Date and subject to
Paragraph 4 in the case of a dispute, the amount, if any, that would be payable to that party by the other party (expressed as a positive number) or by that party to the other party (expressed as a negative number) pursuant to Section
6(e)(ii)(1) of this Agreement if all Transactions (other than the Transaction constituted by this Annex) were being terminated as of the relevant Valuation
Time, on the basis that (i) that party is not the Affected Party and (ii) the
Base Currency is the Termination Currency; provided that Market Quotations will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"Independent Amount" means, with respect to a party, the Base Currency
Equivalent of the amount specified as such for that party in Paragraph
11(b)(iii)(A); if not amount is specified, zero.

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on the principal amount of the portion of the Credit Support Balance comprised of cash in such currency, determined by the Valuation Agent for each such day as follows:

     (x)  the amount of cash in such currency on that day; multiplied by

     (y)  the relevant Interest Rate in effect for that day; divided by

     (z)  360 (or, in the case of pounds sterling, 365).

"Interest Period" means the period from (and including) the last Local Business
Day on which an Interest Amount was transferred (or, if no Interest Amount has yet been transferred, the Local Business Day on which

--------------------------------------------------------------------------------
                                                                         Page 39

Eligible Credit Support or Equivalent Credit Support in the form of cash was transferred to or received by the Transferee) to (but excluding) the Local
Business Day on which the current Interest Amount is transferred.

"Interest Rate" means with respect to an Eligible Currency, the rate specified in Paragraph 11(f)(i) for that currency.

"Local Business Day" , unless otherwise specified in Paragraph 11(h), means:

     (i) in relation to a transfer of cash or other property (other than securities) under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment;

     (ii) in relation to a transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s)
     agreed between the parties for this purpose.

     (iii) in relation to a valuation under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place of location of the
     Valuation Agent and in the place(s) agreed between the parties for this purpose; and

     (iv) in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 11(b)(iii)(C); if no amount is specified, zero.

"New Credit Support" has the meaning specified in Paragraph 3(c)(i).

"Notification Time" has the meaning specified in Paragraph 11(c)(iv).

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 4; provided however, that if a subsequent Valuation Date occurs under Paragraph 2 prior to the resolution of the dispute, then the
"Recalculation Date" means the most recent Valuation Date under Paragraph 2.

"Resolution Time" has the meaning specified in Paragraph 11(c)(i).

"Return Amount" has the meaning specified in Paragraph 2(b).

"Settlement Day" means, in relation to a date, (i) with respect to a transfer of cash or other property (other than securities), the next Local Business Day and
(ii) with respect to a transfer of securities, the first Local Business Day after such date on which settlement of a trade in the relevant securities, if effected on such date, would have been settled in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market in which such securities are principally traded (or, in either case, if there is no such customary practice, on the first Local Business Day after such date on which it is reasonably practicable to deliver such securities).

"Threshold" means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11(b)(iii)(B); if no amount is specified, zero.

"Transferee" means, in relation to each Valuation Date, the party in respect of which Exposure is a positive number and, in relation to a Credit Support
Balance, the party which, subject to this Annex, owes such Credit Support
Balance or, as the case may be, the Value of such Credit Support Balance to the other party.

"Transferor" means, in relation to a Transferee, the other party.

--------------------------------------------------------------------------------
                                                                         Page 40

"Valuation Agent" has the meaning specified in Paragraph 11(c)(i).

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 11(c)(ii).

"Valuation Percentage" means, for any item of Eligible Credit Support, the percentage specified in Paragraph 11(b)(ii).

"Valuation Time" has the meaning specified in Paragraph 11(c)(iii).

"Value" means, for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 4 in the case of a dispute, with respect to:

     (i) Eligible Credit Support comprised in a Credit Support Balance that is:

          (A) an amount of cash, the Base Currency Equivalent of such amount multiplied by the applicable Valuation Percentage, if any; and

          (B) a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by the applicable Valuation
          Percentage, if any; and

     (ii) items that are comprised in a Credit Support Balance and are not
     Eligible Credit Support, zero.

PARAGRAPH 11. ELECTIONS AND VARIABLES

(a)  BASE CURRENCY AND ELIGIBLE CURRENCY.

     (i)  "Base Currency" means US$.

     (ii) "Eligible Currency" means each of the Base Currency, British pounds sterling or Australian dollars.

     It is agreed by the parties that where the Credit Support Amount is transferred in a currency other than the Base Currency, the Valuation
     Percentage specified in Paragraph 11(b)(ii) shall be reduced by a percentage agreed by the parties and approved by the relevant rating agency
     ("ADDITIONAL VALUATION PERCENTAGE"), such Additional Valuation Percentage being 6% or such lower percentage as agreed by the parties and approved by the relevant rating agency. For the purpose of this Annex, references to the "relevant rating agency" shall mean the rating agency whose Ratings
     Criteria will be used to determine the amount of Eligible Credit Support that Party A is required to transfer to Party B following a credit ratings downgrade of Party A.

(b)  CREDIT SUPPORT OBLIGATIONS.

     (i)  DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (A)  "DELIVERY AMOUNT": Paragraph 2(a) shall apply, except that the words, "upon a demand made by the Transferee" shall be deleted and the word "that" on the second line of Paragraph 2(a) shall be replaced with the word "a".

          "RETURN AMOUNT" has the meaning as specified in Paragraph 2(b).

          "CREDIT SUPPORT AMOUNT" has the meaning specified under the relevant definition of Ratings Criteria. In circumstances where more than one of the Ratings Criteria apply to Party A, the Credit Support Amount shall be calculated by reference to the Ratings Criteria which would result in Party A transferring the greatest amount of Eligible Credit
          Support. Under no circumstances will Party A be required to

--------------------------------------------------------------------------------
                                                                         Page 41

          transfer more Eligible Credit Support than the greatest amount calculated in accordance with the Ratings Criteria set out below.

     (ii) ELIGIBLE CREDIT SUPPORT. The following items will qualify as "Eligible
          Credit Support" for Party A:

--------------------------------------------------------------------------------
                                                                         Page 42

                    COLLATERAL TYPE                      VALUATION PERCENTAGES

     (A)  cash in the Base Currency                               100%

     (B)  Negotiable debt obligations denominated        In relation to
          in an Eligible Currency issued by:             residual maturity as
             the Government of the United Kingdom,       set out in the
             the Federal Republic of Germany,            corresponding order
             the Republic of France,                     under Collateral
             Italy,                                      Type:
             the Netherlands,
             Sweden,                                  (a)  99%
             Belgium,
             Austria,                                 (b)  97%
             Finland,
             Luxembourg,                              (c)  95%
             Portugal,
             Spain,                                   (d)  To be agreed
             the Republic of Ireland, or                   between Party A,
             the U.S. Treasury Department                  S&P and Moody's

          (with local and foreign currency issuer
          ratings equal to or greater than AA- by
          S&P, AA- by Fitch and Aa3 by Moody's)
          having a remaining time to maturity

             (a) of not more than one year;

             (b) of more than one year but not more
                 than 5 years;

             (c) of more than 5 years but not more
                 than 10 years; or

             (d) of more than 10 years.

     (C)  Negotiable debt obligations issued by          In relation to
             the US Government National Mortgage         residual maturity as
             Association,                                set out in the
             the US Federal Home Loan Mortgage           corresponding order
             Corporation,                                under Collateral
             the US Student Loans Marketing              Type:
             Association or
          a US Federal Home Loan Bank                 (a)  98.5%

          (with local and foreign currency issuer     (b)  To be agreed
          ratings equal to or greater than AA- by          between Party A,
          S&P, AA- by Fitch and Aa3 by Moody's)            S&P and Moody's
          having a remaining time to maturity of
                                                      (c)  To be agreed
             (a) of not more than one year;                between Party A,
                                                           S&P and Moody's
             (b) of more than one year but not more
                 than 5 years;                        (d)  To be agreed
                                                           between Party A,
             (c) of more than 5 years but not more         S&P and Moody's
                 than 10 years; or

             (d) of more than 10 years.

     (D)  Commercial Paper denominated in an             To be agreed between
          Eligible Currency (with a rating equal to      Party A, S&P and
          or greater than A-1+ by S&P, P-1 by            Moody's
          Moody's and F1+ by Fitch with a remaining
          time to maturity of less than 3 months.

--------------------------------------------------------------------------------
                                                                         Page 43

     (E)  Such other items as agreed between Party       To be agreed between
          A and the Rating Agencies, from time to        Party A, S&P and
          time, which Party B can lawfully receive       Moody's
          from, and transfer back to, Party A as
          required, that will qualify as Eligible
          Credit Support.

          For the avoidance of doubt, where negotiable debt obligations are rated by only one of the above relevant rating agencies, the rating applied will be based on the rating of that agency.

          Where the ratings of the relevant rating agencies differ with respect to the same negotiable debt obligation, the lower of the ratings shall apply.

     (iii) THRESHOLDS.

          (A)  "INDEPENDENT AMOUNT" means, for Party A and Party B, with respect to each Transaction, zero.

          (B)  "THRESHOLD" means, for Party A:

          1.   infinity, unless: (i) Party A is Downgraded and the downgrade constitutes a Minor Downgrade; AND (ii) it has not otherwise complied with Section 18(c)(ii), (iii) or (iv) of this Agreement, in which case its Threshold shall be zero; or

          2.   in the event that Party A has complied with Section 18(c)(ii),
               (iii) or (iv) of this Agreement, its Threshold shall continue to be infinity, unless it (or its successor) is Downgraded and the downgrade constitutes a Major Downgrade, in which case its
               Threshold shall be zero until such time as it has complied with
               Section 18(c)(ii), (iii) or (iv) of this Agreement.

               "THRESHOLD" means, for Party B: infinity.

          (C)  "MINIMUM TRANSFER AMOUNT" means, with respect to Party A and
               Party B, US$10,000; provided that if: (1) an Event of Default has occurred and is continuing with respect to Party A; or (2) an
               Additional Termination Event has occurred in respect of which
               Party A is an Affected Party, the Minimum Transfer Amount with respect to such party shall be zero.

          (D)  "ROUNDING". The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of US$10,000 respectively, subject to the maximum Return Amount being equal to the Credit Support Balance.

(c)  VALUATION AND TIMING.

     (i)  "VALUATION AGENT" means Party A in all circumstances.

     (ii) "VALUATION DATE" means every day; provided that if such day is not a
          Local Business Day then the Valuation Date shall be the preceding day that is a Local Business Day.

     (iii) "VALUATION TIME" means 5.00 p.m. New York time on the Local Business
          Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made at approximately the same time on the same date.

     (iv) "NOTIFICATION TIME" means by 2:00 p.m., London time, on a Local
          Business Day.

(d)  EXCHANGE DATE. "Exchange Date" has the meaning specified in Paragraph
     3(c)(ii).

--------------------------------------------------------------------------------
                                                                         Page 44

(e)  DISPUTE RESOLUTION.

     (i)  "RESOLUTION TIME" means 2:00 p.m., London time, on the Local Business
          Day following the date on which notice is given that gives rise to a dispute under Paragraph 4.

     (ii) "VALUE". For the purpose of Paragraphs 4(a)(4)(i)(C) and 4(a)(4)(ii), the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated as follows:

          For Eligible Credit Support comprised in a Credit Support Balance that is an amount of cash, the Base Currency Equivalent of such amount.

     (iii) "ALTERNATIVE". The provisions of Paragraph 4 will apply.

(f)  DISTRIBUTION AND INTEREST AMOUNT.

     (i)  INTEREST RATE.

          The "INTEREST RATE" will be with respect to the Base Currency, the
          Effective Federal funds rate in US$ published on Telerate Page 118 for the relevant day at the close of business in New York on such day, or any successor page and if for any reason Telerate Page 118 should be unavailable the Interest Rate shall be such rate as agreed between the parties reflecting the then prevailing market rate. In the event that the parties agree that Eligible Credit Support may include currencies other than the Base Currency, the "INTEREST RATE" with respect to each such currency shall be such rate as may be agreed between the parties at the time that it is agreed that Eligible Credit Support may include such currency.

          The "INTEREST RATE" will be with respect to British pounds sterling,
          [BARCLAYS TO PROVIDE DESCRIPTION].

          The "INTEREST RATE" will be with respect to Australian dollars,
          [BARCLAYS TO PROVIDE DESCRIPTION].

     (ii) "TRANSFER OF INTEREST AMOUNT". The transfer of the Interest Amount will be made on the first Local Business Day following the end of each calendar month to the extent that Party B has earned and received such amount of interest and that a Delivery Amount would not be created or increased by that transfer, and on any other Local Business Day on which Equivalent Credit Support is transferred to the Transferor pursuant to Paragraph 2(b), provided that Party B shall only be obliged to transfer any Interest Amount to Party A to the extent that it has received such amount.

     (iii) "ALTERNATIVE TO INTEREST AMOUNT". The provisions of Paragraph
          5(c)(ii) will apply. For the purposes of calculating the Interest
          Amount the amount of interest calculated for each day of the Interest
          Period shall, with respect to any Eligible Currency, be compounded daily.

     (iv) "INTEREST AMOUNT" The definition of "INTEREST AMOUNT" shall be deleted and replaced with the following:

          "INTEREST AMOUNT" means, with respect to an Interest Period and each portion of the Credit Support Balance comprised of cash in an Eligible
          Currency, the sum of the amounts of interest determined for each day in that Interest Period by the Valuation Agent as follows:

          (x)  the amount of such currency comprised in the Credit Support
               Balance at the close of business for general dealings in the relevant currency on such day (or, if such day is not a Local
               Business Day, on the immediately preceding Local Business Day);
               multiplied by

--------------------------------------------------------------------------------
                                                                         Page 45

          (y)  the relevant Interest Rate; divided by

          (z)  360 (or in the case of pounds sterling or Australian dollars,
               365).

(g)  ADDRESSES FOR TRANSFERS.

     Party A:

------------------------------------------------------------------------------------
GBP Cash                     EUR Cash                     US$ Cash
--------                     --------                     --------

Barclays Bank London         Barclays Bank London         Barclays Bank PLC
Sort Code 20-00-00           A/c number 44295577          A/C 050035428

A/c number: 50654140         A/c name: Barclays Capital   A/c name: Barclays Capital
A/c name: Barclays Capital   Ref: Collateral              Ref: Collateral
Ref: Collateral
------------------------------------------------------------------------------------

     Party B: to be advised

(h)  OTHER PROVISIONS.

     (I)  TRANSFER TIMING

          (A) The final paragraph of Paragraph 3(a) shall be deleted and replaced with the following:

               "Subject to Paragraph 4, and unless otherwise specified, any transfer of Eligible Credit Support or Equivalent Credit Support
               (whether by the Transferor pursuant to Paragraph 2(a) or by the
               Transferee pursuant to Paragraph 2(b)) shall be made not later than the close of business on the Settlement Day."

          (B) The definition of Settlement Day shall be deleted and replaced with the following:

               "SETTLEMENT DAY" means the next Local Business Day after the
               Demand Date.

          (C) For the purposes of this Paragraph 11(h)(i):

               "DEMAND DATE" means, with respect to a transfer by a party:

               (i)  in the case of a transfer pursuant to Paragraph 2, Paragraph
                    3 or Paragraph 4(a)(2), the relevant Valuation Date. For the avoidance of doubt, for the purposes of Paragraph 2 and
                    Paragraph 4(a)(2), the Transferor will be deemed to receive notice of the demand by the Transferee to make a transfer of
                    Eligible Credit Support; and

               (ii) in the case of a transfer pursuant to Paragraph 3(c)(ii)(A), the date on which the Transferee has given its consent to
                    the proposed exchange.

     For the avoidance of doubt, on each Demand Date the Transferor shall deliver to the Transferee a statement showing the amount of Eligible Credit
     Support to be delivered.

     (II) EARLY TERMINATION

--------------------------------------------------------------------------------
                                                                         Page 46

          The heading for Paragraph 6 shall be deleted and replaced with "Early
          Termination" and the following shall be added after the word "Default"
          in the first line of Paragraph 6, "or a Termination Event in relation to all (but not less than all) Transactions".

     (III) COSTS OF TRANSFER ON EXCHANGE

          Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor hereto.

     (IV) CUMULATIVE RIGHTS

          The rights, powers and remedies of the Transferee under this Annex shall be in addition to all rights, powers and remedies given to the
          Transferee by this Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Transferee in the Credit Support Balance created pursuant to this Annex.

     (V)  SINGLE TRANSFEROR AND SINGLE TRANSFEREE

          Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (including, without limitation, the recital hereto, Paragraph 2 or the definitions in Paragraph 10), (a) the term
          "Transferee" as used in this Annex means only Party B, (b) the term
          "Transferor" as used in this Annex means only Party A, (c) only Party
          A will be required to make Transfers of Eligible Credit Support hereunder; and (d) in the calculation of any Credit Support Amount, where the Transferee's Exposure would be expressed as a negative number, such Exposure shall be deemed to be zero.

     (VI) RATINGS CRITERIA

          "RATINGS CRITERIA" means, the criteria used by S&P (as set out in
          S&P's Structure Finance report entitled "Global Interest Rate and
          Currency Swaps: Calculating the Collateral Required Amount"
          publication dated 26 February 2004 (the "S&P REPORT")) ("S&P
          CRITERIA") and the criteria used by Moody's ("MOODY'S CRITERIA") for the purposes of determining the amount of Eligible Credit Support
          Party A is required to transfer hereunder following a credit ratings downgrade where Party A has opted to or is required to transfer
          Eligible Credit Support in support of its obligations under the
          Agreement pursuant to Section 18 this Agreement, in respect of each of which the definition of "Credit Support Amount" is set out below.

          MOODY'S CRITERIA

          "CREDIT SUPPORT AMOUNT" shall be calculated in accordance with the meaning specified in Paragraph 10, provided however, that the words
          "plus the Additional Collateral Amount" shall be added after the words
          "Transferee's Exposure" in the second line thereof.

          For such purposes "ADDITIONAL COLLATERAL AMOUNT" means with respect to a Valuation Date, the sum of (a) the Transferee's Exposure multiplied by "A" and (b) the product of "B" multiplied by the Transaction
          Notional Amount, where A and B are determined by reference to percentages set out in the relevant table in Appendix A.

          S&P CRITERIA

          "CREDIT SUPPORT AMOUNT" shall mean with respect to a Transferor on a
          Valuation Date:

--------------------------------------------------------------------------------
                                                                         Page 47

          (i)  For a Cross-Currency Swap or an Interest Rate Cap, the greater of zero and the sum of:

               (A)  the Transferee's Exposure, and

               (B)  the sum of the Transaction Notional Amount(s) as defined in the Confirmation for each outstanding Transaction under the
                    Agreement multiplied by the relevant percentage set out in the relevant Table in Appendix B.

          (i)  For a Libor Basis Swap, the greater of zero and the sum of:

               (A)  the Transferee's Exposure, and

               (B)  the sum of the Transaction Notional Amount(s) as defined in the Confirmation for each outstanding Transaction under the
                    Agreement multiplied by 0.1 multiplied by the relevant
                    percentage set out in the Table in Appendix B.

          DEFINITIONS

          As used in this Annex, the following terms shall mean:

          "MOODY'S" means Moody's Investors Service Limited and includes any successors thereto;

          "RATING AGENCIES" means Moody's and S & P;

          "S&P" means Standard & Poor's Rating Services, a division of The
          McGraw-Hill Companies Inc. and includes any successors thereto;

          "TRANSACTION NOTIONAL AMOUNT" means in respect of a Valuation Date, the Currency Amount applicable to Party A in respect of a Transaction as at such Valuation Date.

     (VII) CALCULATIONS.

          Paragraph 3(b) of this Annex shall be amended by inserting the words
          "and shall provide each party (or the other party, if the Valuation
          Agent is a party) with a description in reasonable detail of how such calculations were made, upon request" after the word "calculations" in the third line thereof.

     (VIII) DEMANDS AND NOTICES.

          All demands, specifications and notices under this Annex will be made pursuant to Section 12 of this Agreement.

     (IX) EXPOSURE.

          "EXPOSURE" means, with respect to a party on a Valuation Date and subject to Paragraph 4 of this Annex in the case of a dispute, the amount, if any, that would be payable to that party by the other party
          (expressed as a positive number) or by that party to the other party
          (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions (other than the Transaction constituted by this Annex) were being terminated as of the relevant
          Valuation Time, on the basis that (i) that party is not the Affected
          Party and (ii) the base currency, being US$, is the Termination
          Currency; provided that Market Quotations will be determined by the
          Valuation Agent on behalf of that party using the arithmetic mean of three actual quotes at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation"). If three quotations are not available, then fewer than three quotations may be used, and if no quotations are available for a particular Transaction, then the
          Valuation Agent's calculations

--------------------------------------------------------------------------------
                                                                         Page 48

          as agreed with the Designated Rating Agencies under commercially reasonable terms and assumptions will be used for the Transaction.

--------------------------------------------------------------------------------
                                                                         Page 49

                                   APPENDIX A

CROSS CURRENCY SWAPS:

(i)  "A" means 2 per cent. and "B" means 1.6 per cent. if the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor)
     or any guarantor of Party A's obligations under the Agreement are downgraded below "A1" by Moody's, or the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any guarantor of Party A's obligations under the Agreement are downgraded below
     "Prime-1" by Moody's;

(ii) "A" means 2 per cent. and "B" shall be equal to 3.7 per cent. if the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any guarantor of Party A's obligations under the Agreement, are downgraded below "A3" by Moody's, or the short- term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any guarantor of Party A's obligations under the Agreement, are downgraded below "Prime-2" by Moody's; and

(iii) "A" means 0 per cent. and "B" means 0 per cent. in all other cases.

BASIS SWAP AND INTEREST RATE CAP:

(i)  "A" means 2% and "B" means the remaining average life of the outstanding
     Transactions multiplied by 0.2%, if the long-term, unsecured, unguaranteed and unsubordinated debt obligations or the short-term, unsecured, unguaranteed and unsubordinated debt obligations of Party A (or its successor) and, if relevant, any Credit Support Provider of Party A ceases to be rated as high as "A1" and "Prime-1" by Moody's;

(ii) "A" means 2% and "B" means the remaining average life of the outstanding
     Transactions multiplied by 0.4%, if the long-term, unsecured, unguaranteed and unsubordinated debt obligations or the short-term, unsecured, unguaranteed and unsubordinated debt obligations of Party A (or its successor) and, if relevant, any Credit Support Provider of Party A ceases to be rated as high as "A3" and "Prime-2" by Moody's; and

(iii) "A" means 0% and "B" means 0% in all other cases.

--------------------------------------------------------------------------------
                                                                         Page 50

                                   APPENDIX B

VOLATILITY BUFFER FOR ISSUER NOTES RATED 'AA-' OR HIGHER BY S&P, WHERE THE
COLLATERALISED TRANSACTION IS A USD/AUD CROSS CURRENCY SWAP TRANSACTION

------------------------------------------------------------------------------------------------------
                      Maturities up to 5 years   Maturities up to 10 years   Maturities up to 15 years
Counterparty rating              (%)                        (%)                         (%)
------------------------------------------------------------------------------------------------------

A-1                              9.00                      11.00                       12.50
A-2                             15.75                      20.00                       27.25
A-3                             19.00                      28.75                       38.50
BB+ or lower                    28.00                      43.25                       68.00
------------------------------------------------------------------------------------------------------

VOLATILITY BUFFER FOR ISSUER NOTES RATED 'AA-' OR HIGHER BY S&P, WHERE THE
COLLATERALISED TRANSACTION IS A USD/AUD CROSS CURRENCY SWAP TRANSACTION

------------------------------------------------------------------------------------------------------
                      Maturities up to 5 years   Maturities up to 10 years   Maturities up to 15 years
Counterparty rating              (%)                        (%)                         (%)
------------------------------------------------------------------------------------------------------

A-1
A-2                             12.50                      16.00                       19.75
A-3                             15.75                      20.75                       25.25
BB+ or lower                    22.00                      30.00                       43.50
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                         Page 51